                                                                    Exhibit 99.1

                               KH FUNDING COMPANY

            $30,000,000                               $10,000,000
Series 3 Senior Secured Investment    Series 4 Subordinated Unsecured Investment
          Debt Securities                           Debt Securities

                                 RATE SUPPLEMENT

                              PROSPECTUS SUPPLEMENT
                                DATED XX/XX/XXXX

     The Series 3 Senior Secured Investment Debt Securities will be sold as either Demand Notes or Fixed Term Notes under the following terms:

Demand Notes:                 Demand Period/1/                        Annual Variable Interest Rate/2/
---------------------------   -------------------------------------   --------------------------------
One Day Demand Notes          One day/3/                                            X.XX%
Thirty Day Demand Notes       Thirty days                                           X.XX%

Fixed Term Notes:             Maturity                                  Fixed Annual Interest Rate/4/
---------------------------   -------------------------------------   --------------------------------
One Year Fixed Term Notes     One year from date of issuance                        X.XX%
Three Year Fixed Term Notes   Three years from the date of issuance                 X.XX%
Five Year Fixed Term Notes    Five years from the date of issuance                  X.XX%

     The Series 4 Subordinated Unsecured Investment Debt Securities will be sold as Fixed Term Notes under the following terms:

Fixed Term Notes:             Maturity                                  Fixed Annual Interest Rate/5/
---------------------------   -------------------------------------   --------------------------------
One Year Fixed Term Notes     One year from date of issuance                        X.XX%
Three Year Fixed Term Notes   Three years from the date of issuance                 X.XX%
Five Year Fixed Term Notes    Five years from the date of issuance                  X.XX%

     An offer can only be made by the Prospectus dated XXXX XX, 2003, delivered in conjunction with this Rate Supplement dated XXXX XX, XXXX. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.

     You may obtain an additional copy of the Prospectus dated XXXX XX, 2003 free of charge from KH Funding Company, 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901. Our telephone number is (301) 592-8100. Your may access our web site at "www.khfunding.com". Information on our web site is not intended to be incorporated into this Prospectus. The Notes represent obligations of KH Funding and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

----------
/1/ The demand period is the number of days between the date we receive your notice to redeem all or part of your Note, and the date we make such redemption.
/2/ The interest rate for the Demand Notes will be adjusted while outstanding as follows: One Day = Federal-Funds Target Rate plus 2.25% and Thirty
     Day = Federal-Funds Target Rate plus 2.50%.
/3/ The holders of one day demand notes have the option of being provided a free checking account to access their funds, subject to certain restrictions. This feature is not applicable to South Carolina residents.
/4/ The interest rate shall be fixed upon issuance for the term of the Note in accordance with the Federal-Funds Target Rate as follows: One Year Note = Federal-Funds Target Rate plus 4.00%; Three Year Note = Federal-Funds Target Rate plus 4.70%; and Five Year Note = Federal-Funds Target Rate plus 5.20. In addition, there are the following interest rate bonuses for large-balance accounts: over $250,000: plus 0.15%; over $500,000: plus 0.25% and over $1,000,000: plus 0.40%.
/5/ The interest rate shall be fixed upon issuance for the term of the Note in accordance with the Federal-Funds Target Rate as follows: One Year Note = Federal-Funds Target Rate plus 5.00%; Three Year Note = Federal-Funds Target Rate plus 6.00%; and Five Year Note = Federal-Funds Target Rate plus 7.00. In addition, there are the following interest rate bonuses for large-balance accounts: over $250,000: plus 0.15%; over $500,000: plus 0.25% and over $1,000,000: plus 0.40%.